EXHIBIT 1.4

[Translation]

REGULATIONS OF THE BOARD OF CORPORATE AUDITORS

of

JXTG Holdings, Kabushiki Kaisha

In force from April 1, 2010

Amended as of April 1, 2015

REGULATIONS OF THE BOARD OF CORPORATE AUDITORS

(OBJECTIVE)

ARTICLE 1—Matters concerning the Board of Corporate Auditors shall, except as otherwise provided for by laws and ordinances or by the Articles of Incorporation, be governed by the provisions of these Regulations of the Board of Corporate Auditors

(CONSTITUTION)

ARTICLE 2—The Board of Corporate Auditors shall be composed of all Corporate Auditors.

(PURPOSES OF THE BOARD OF CORPORATE AUDITORS)

ARTICLE 3—The Board of Corporate Auditors shall receive reports on, deliberate regarding and resolve important matters concerning audits.

2. Corporate Auditors shall make efforts to share information with each other by him- or herself reporting to and receiving reports from other Corporate Auditors at Board of Corporate Auditors meetings.

(DUTIES OF THE BOARD OF CORPORATE AUDITORS)

ARTICLE 4—The Board of Corporate Auditors shall perform the following duties; provided, however, that the decision in items (3) through (5) below may not preclude Corporate Auditors from exercising their own authority.

(1)	Preparation of audit reports

(a)	The Board of Corporate Auditors shall prepare its audit reports based on audit reports prepared by each Corporate Auditor.

(b)	If the content of an audit report of the Board of Corporate Auditors differs from the content of an audit report of a Corporate Auditor, and if such Corporate Auditor requests, the Board of Corporate Auditors shall include the content of the audit report of such Corporate Auditor in the audit report of the Board of Corporate Auditors.

(c)	Corporate Auditors shall sign or affix their names and seals (including electronic signature) to audit reports of the Board of Corporate Auditors. Standing Corporate Auditors and Outside Corporate Auditors shall enter or record in the audit reports of the Board of Corporate Auditors to the effect that they are Standing Corporate Auditors or Outside Corporate Auditors.

(2) Appointment and removal of Standing Corporate Auditors

The Board of Corporate Auditors shall appoint or remove Standing Corporate Auditors from among the Corporate Auditors.

(3)	Decision on audit policy, audit plans, methods for audits, allocation of audit work and other matters

(4)	Preparation of the budget for expenses necessary for audits

(5)	Establishment of systems to ensure that audits by Corporate Auditors are performed effectively, and requests to the Directors

(a)	Matters related to the Office of Board of Corporate Auditors

(b)	Matters related to the independence of members of the Office of Board of Corporate Auditors from Directors

(c)	Matters related to measures to ensure effectiveness of instructions to members of the Office of Board of Corporate Auditors

(d)	A system for the Directors and employees to report to Corporate Auditors

(e)	A system for the Directors, Corporate Auditors and employees of subsidiaries or persons who received reports therefrom to report to Corporate Auditors

(f)	A system to ensure that a person who made reports set forth in the preceding two items will not be given unfavorable treatment for having made such reports

(g)	A policy concerning handling of expenses and debts relating to execution of duties of Corporate Auditors

(h)	Other systems to ensure that audits by the Corporate Auditors are performed effectively

(6)	Request for a report

The Board of Corporate Auditors shall request as necessary that Corporate Auditors make a report on the execution of their duties.

2. Corporate Auditors shall have meetings with Representative Directors on a regular basis to exchange opinions on the challenges that the Company should address, the status of developing the environment of auditing by Corporate Auditors, material auditing issues and other matters related to auditing, and in addition, make any requests that Corporate Auditors consider necessary, in an effort to mutually deepen understanding of those matters with the Representative Directors.

(CHAIRPERSON)

ARTICLE 5—The Board of Corporate Auditors shall appoint a chairperson from among Corporate Auditors.

2. If the chairperson is unable to act, another Corporate Auditor shall act in his or her place in accordance with the order determined in advance by a resolution of the Board of Corporate Auditors.

(SPECIFIED CORPORATE AUDITORS)

ARTICLE 6—The Board of Corporate Auditors shall appoint a person who performs the following duties (“Specified Corporate Auditor”).

(1) Notifying a director who has been appointed as a person to be notified of the content of an audit report of the Board of Corporate Auditors regarding a business report and its annexed statements (“Specified Director”)

(2) Agreeing with the Specified Director on the date of notification set forth in the preceding item

(3) Receiving accounting audit reports from the Accounting Auditor and notifying the content of such accounting audit reports to the other Corporate Auditors

(4) Agreeing with the Specified Director and the Accounting Auditor on the date of receiving the notification set forth in the preceding item

(5) Notifying the Specified Director and the Accounting Auditor of the content of the audit reports by the Board of Corporate Auditors with respect to accounting documents

(6) Agreeing with the Specified Director on the date of the notification set forth in the preceding item

(HOLDING OF MEETINGS)

ARTICLE 7—The Board of Corporate Auditors shall hold a meeting once a month in principle; provided, however, that a meeting of the Board of Corporate Auditors may be held whenever necessary.

(PERSON TO CONVENE MEETINGS)

ARTICLE 8—The chairperson shall convene Board of Corporate Auditors meetings.

2. Corporate Auditors may demand that the chairperson convene a Board of Corporate Auditors meeting.

3. If the chairperson does not convene a Board of Corporate Auditors meeting despite a demand in the preceding paragraph, the Corporate Auditor who made such demand may him- or herself convene a meeting.

(CONVOCATION PROCEDURES)

ARTICLE 9—A notice to convene a Board of Corporate Auditors meeting shall be dispatched to each Corporate Auditor at least three (3) days prior to the date of the Board of Corporate Auditors meeting; provided, however, that in case of emergency such notice period may be shortened as necessary.

2. Board of Corporate Auditors meetings may be held without the procedures of calling if the consent of all Corporate Auditors is obtained.

(RESOLUTION OR CONSENT OF ALL CORPORATE AUDITORS)

ARTICLE 10—Matters that are to be resolved by the Board of Corporate Auditors or performed upon the unanimous consent of all Corporate Auditors shall be set forth in Appendix.

(METHOD OF RESOLUTION)

ARTICLE 11—The resolution of a Board of Corporate Auditors meeting shall, except as otherwise provided for by laws and ordinances or by the Articles of Incorporation, be made by a majority of the Corporate Auditors.

(MINUTES)

ARTICLE 12—The Board of Corporate Auditors shall prepare minutes with the contents listed below, and Corporate Auditors present at the meeting shall sign or affix the names and seals (including electronic signature) to such minutes.

(1) Date, time and place of the meeting (if a Corporate Auditor, a Director or the Accounting Auditor who is not present at the place attends the meeting, including the method of attendance)

(2) Course and results of the proceedings of the meeting

(3) If any opinion or statement is made at the Board of Corporate Auditors meeting with respect to either of the following matters, the summary of the content of such opinion or statement

(a)	Report from a Director to the effect that the Director has detected a fact that is likely to cause substantial detriment to the Company

(b)	Report from the Accounting Auditor to the effect that the Accounting Auditor has detected misconduct or a material fact that is in violation of laws and ordinances or the Articles of Incorporation in connection with the execution of the duties of a Director

(4) Name of the Directors or the Accounting Auditor present at the Board of Corporate Auditors meeting

(5) Name of the chairperson of the Board of Corporate Auditors meeting

2. The minutes in the preceding paragraph shall be maintained at the head office of the Company for ten (10) years.

(ADMINISTRATIVE AFFAIRS OF THE BOARD OF CORPORATE AUDITORS)

ARTICLE 13—The administrative affairs related to convening the Board of Corporate Auditors meetings, the preparation of minutes of such meetings and other affairs concerning the operation of the Board of Corporate Auditors shall be performed by the Office of the Board of Corporate Auditors.

(BOARD OF CORPORATE AUDITORS AUDITING STANDARDS)

ARTICLE 14—Matters regarding auditing shall be governed by these regulations, in addition to the separately prescribed Board of Corporate Auditors Auditing Standards.

<Appendix>				May 1, 2015
Resolution or unanimous agreement prescribed in Article 10		Resolution (Majority vote)	Unanimous consent	Remarks

1.	Appointment and removal of Standing Corporate Auditors	¡		Article 390, paragraph (2), item (ii) and paragraph (3) of the Companies Act (“Act”); Article 35 of the Articles of Incorporation (“AOI”)

2.	Appointment of the Chairperson	¡

3.	Appointment of the Specified Corporate Auditors	¡		Article 132, paragraph (5) of the Ordinance for Enforcement of the Companies Act; Article 130, paragraph (5) of the Rules of Corporate Accounting (“Rules”)

4.	Decision on audit policy, audit plans, methods for audits, allocation of audit work and other matters	¡		Article 390, paragraph (2), item (iii) of the Act

5.	Preparation of the budget for expenses necessary for audits	¡		Article 388 of the Act

6.	Preparation of audit reports	¡		Article 390, paragraph (2), item (i) of the Act

7.	Matters related to election of Corporate Auditors
(1)	Consent to submission of a proposal for the election of a Corporate Auditor to the General Meeting of Shareholders	¡		Article 343, paragraphs (1) and (3) of the Act

(2)	Request for inclusion of the election of the Corporate Auditor in the purpose of the General Meeting of Shareholders, or submission of a proposal regarding the election of Corporate Auditor to the General Meeting of Shareholders	¡		Article 343, paragraphs (2) and (3) of the Act

8.	Matters related to election and dismissal of an Accounting Auditor and the refusal to reelect the Accounting Auditor	¡
(1)	Development, revision or repeal of “Criteria for election of and policy for determination of dismissal and refusal to reelect the Accounting Auditor”	¡		Article 344, paragraphs (1), (2) and (3) of the Act

(2)	Formulation, revision or repeal of “Evaluation standards for the Accounting Auditor”	¡		Article 344, paragraphs (1), (2) and (3) of the Act

(3)	Determination of the propriety to reelect the Accounting Auditor	¡		Article 344, paragraphs (1), (2) and (3) of the Act

(4)	Determination of content of proposals on election and dismissal of the Accounting Auditor and the refusal to reelect the Accounting Auditor to be submitted to the General Meeting of Shareholders	¡		Article 344, paragraphs (1), (2) and (3) of the Act

(5)	Election of a person who is to temporarily perform the duties of an Accounting Auditor	¡		Article 346, paragraphs (4) and (6) of the Act

(6)	Dismissal of Accounting Auditors or temporary Accounting Auditors for statutory reasons		¡	Article 340, paragraphs (1), (2) and (4) and Article 346, paragraph (5) of the Act

(7)	Appointment of the Corporate Auditor who reports dismissal set forth in the preceding item to the General Meeting of Shareholders	¡		Article 340, paragraphs (3) and (4) of the Act

9.	Consent to fixing of the remunerations for Accounting Auditors or persons who are to temporarily perform the duties of Accounting Auditors	¡		Article 399, paragraphs (1) and (2) of the Act

10.	Fixing of remunerations for Corporate Auditors		¡	Article 387 of the Act

11.	Matters related to systems to ensure that audits by the Corporate Auditor are performed effectively
(1)	Decision on matters related to the Office of the Board of Corporate Auditors	¡		Article 100, paragraph (3), item (i) of the Rules

(2)	Decision on matters related to the independence of the members of the Office of the Board of Corporate Auditors	¡		Article 100, paragraph (3), item (ii) of the Rules

(3)	Decision on matters related to measures to ensure effectiveness of instructions to the members of the Office of the Board of Corporate Auditors	¡		Article 100, paragraph (3), item (iii) of the Rules

(4)	Formulation of a system for the directors and employees to report to Corporate Auditors	¡		Article 100, paragraph (3), item (iv) of the Rules

(5)	Formulation of a system for the directors, Corporate Auditors and employees of subsidiaries or persons who received reports therefrom to report to the Corporate Auditors	¡		Article 100, paragraph (3), item (iv) of the Rules

(6)	Formulation of a system to ensure that persons who made reports set forth in the preceding two items will not be given unfavorable treatment for having made such reports	¡		Article 100, paragraph (3), item (v) of the Rules

(7)	Formulation of policy concerning disposal of expenses relating to execution of duties of Corporate Auditors or debts	¡		Article 100, paragraph (3), item (vi) of the Rules

(8)	Establishment of other systems to ensure that audits by the Corporate Auditors are performed effectively	¡		Article 100, paragraph (3), item (vii) of the Rules

12.	Partial exemption of the directors from liability
(1)	Consent to submission of proposals regarding the partial exemption of the Directors from liability to a General Meeting of Shareholders		¡	Article 425, paragraph (3) of the Act

(2)	Consent to submission of a proposal for addition of the provisions to the AOI that allow for the partial exemption of the Directors from liability by a resolution at the meeting of the Board of Directors to a General Meeting of Shareholders		¡	Article 425, paragraph (3); Article 426, paragraphs (1) and (2) of the Act

(3)	Consent to submission of a proposal regarding partial exemption of the Directors from liability based on the provisions of the AOI to a meeting of the Board of Directors		¡	Article 425, paragraph (3); Article 426, paragraphs (1) and (2) of the Act

13.	Consent to the participation of the Company in shareholder lawsuits for assisting the defendant Directors		¡	Article 849, paragraph (2) of the Act

14.	Formulation, revision or repeal of the Regulations of the Corporate Auditors	¡		Article 36 of the AOI

15.	Formulation, revision or repeal of the audit standards for the Corporate Auditors	¡

Note: Matters otherwise provided for by laws and ordinances shall be subject thereto.